                                                                   EXHIBIT 10.27

                                    SUBLEASE

      This Sublease made and entered into as of this 1st day of April, 2005 (the "Effective Date") by and between TRISTAR ENTERPRISES, INC., a Tennessee nonprofit corporation ("SUBLESSOR") and GTx INC., a Delaware corporation ("SUBLESSEE").

                                    RECITALS

      WHEREAS, the SUBLESSOR and The University of Tennessee (the "LESSOR") have entered into a Lease dated October 1, 2000, as amended on March 30, 2005 (as amended, the "Lease"). A copy of the Lease is attached hereto as Exhibit A;

      WHEREAS, the SUBLESSOR desires to sublease a portion of the premises leased to the SUBLESSEE pursuant to the Lease.

      NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration set forth herein, the parties agree as follows:

      1. DESCRIPTION: Subject to the terms of the Lease, the SUBLESSOR hereby subleases unto the SUBLESSEE, and SUBLESSEE accepts from SUBLESSOR, the Premises (as defined below) situated in the State of Tennessee, County of Shelby, and City of Memphis, located at 3 North Dunlap Street. Premises is defined as the Van Vleet Building, not including the "Old Van Vleet Building", and rooms S208, S208A, S309, S308, S323, S319, S318 in the "Old Van Vleet Building", as shown in the floor plans attached as Exhibit B.

      2. RENT: The SUBLESSEE shall pay annual rent equal to Lessor's actual cost of operation of the Van Vleet Building, including 98% of actual cost of utilities of the Van Vleet Building, as shown on Exhibit C hereto. The initial annual rent shall be estimated and divided into twelve (12) equal monthly installments. Such rent shall be payable on the Effective Date and the first day of each month thereafter during the term of this Sublease without demand or offset, except as stated herein. The rental amount will be adjusted every quarter, starting July 1, 2005, in accordance with this Section 2 to reflect a rent equal to LESSOR's actual cost of the operation of the Van Vleet Building and 98% of the building's utilities, in accordance with Exhibit C. Within fifteen (15) days after June 30, 2005 and each quarter thereafter, SUBLESSOR shall submit to SUBLESSEE a statement of actual costs of operation for such quarter. If the actual costs exceed the rent paid for such period, then SUBLESSEE shall remit such difference to SUBLESSOR within fifteen (15) days after receipt of the statement. If the rent paid exceeds the actual costs, then SUBLESSOR shall apply such difference as a credit on the next rental payment. Any remaining rental credits outstanding at the termination of this Sublease shall be forfeited to SUBLESSOR unless LESSOR shall exercise its rights to terminate the Lease and SUBLESSEE shall lose any rights afforded it hereunder prior to the expiration of the Term. Additionally, after the receipt of the statement, SUBLESSOR shall adjust the rental amount to be paid each subsequent month such that the monthly payment is equal to one-twelfth (1/12) of the actual cost of operation on an annualized basis and Exhibit C shall be amended accordingly. "Actual cost of operation" shall mean all the costs and expenses paid or incurred by or on behalf of LESSOR in owning, maintaining, operating and repairing the Premises and the building in which the Premises are located, including but not limited to the costs of capital improvements to the building, depreciation charges, custodial services, if any, utilities, elevator maintenance, pest control services, steam boiler inspection, hot water boiler inspection, chiller maintenance, trash disposal, lighting and other building maintenance and repair costs.

      3. TERM: Subject to and upon the conditions set forth herein, the term of the Sublease shall commence on the Effective Date and shall terminate December 31, 2007, unless SUBLESSEE renews the Sublease in accordance with this Section
3. SUBLESSEE shall have the option to extend this Sublease for up to three additional years, in one-year increments. SUBLESSEE shall notify SUBLESSOR in writing ninety (90) days prior to the expiration of the Sublease, if exercise of the option is desired. Such writing shall also describe to SUBLESSOR the plans of SUBLESSEE to vacate the Premises and move its operations to another location. Upon execution of this Sublease, the sublease between SUBLESSOR and SUBLESSEE dated October 1, 2000, as amended, shall terminate and be of no further force and effect.

      4. CREDIT FOR TENANT IMPROVEMENTS: SUBLESSEE will be granted credit against monthly installments of rent for Tenant Improvements (hereinafter defined) made to the Premises by SUBLESSEE, upon compliance with this Section 4. Tenant Improvements shall mean reconfigurations of and other improvements to office and laboratory spaces within the Premises that are permanent in nature and which will remain in the Premises upon termination of the Sublease and vacation of the Premises by SUBLESSEE.

      SUBLESSEE shall submit construction documents, plans and specifications, including expense estimates, covering all phases of the proposed Tenant Improvements to SUBLESSOR for approval prior to the commencement of any Tenant Improvements in the Premises.

      All credit for Tenant Improvements will be dollar for dollar and will be distributed over a 12-month period starting with the submission of a statement of completed work to SUBLESSOR; provided, however, that credit shall not be granted for those expenses which exceed the estimate provided to SUBLESSOR unless consented to by SUBLESSOR. Total credit for Tenant Improvements is not currently expected to exceed $500,000.00.

      5. PARKING: SUBLESSOR will use reasonable efforts to make available to SUBLESSEE at least 70 parking spaces in the "R" Lot directly north of the Van Vleet Building and 40 spaces in the "G" parking garage. Payment for parking shall be made to UT Health Science Center Campus Police.

      6. RELATIONSHIP TO LEASE. This Sublease and all of SUBLESSEE'S rights hereunder are expressly subject to and subordinate to all of the terms and provisions of the Lease, as modified or amended from time to time. SUBLESSEE hereby acknowledges that it has received a copy of the Lease and has read all of the terms and conditions thereof. SUBLESSOR warrants and represents that the Lease is in full force and effect. SUBLESSEE acknowledges that any termination of the Lease will result in a termination of this Sublease. SUBLESSEE further acknowledges that in the event that LESSOR exercises the remedy of re-entry or repossession of the Premises, without terminating the Lease, this Sublease shall terminate, provided that LESSOR agrees that if the Sublease shall be terminated by LESSOR at any time prior to SUBLESSEE receiving full credit for its Tenant Improvements, SUBLESSOR and/or LESSOR shall immediately pay to SUBLESSEE the amount of such difference. Also, LESSOR and SUBLESSEE agree to use their respective best efforts to give SUBLESSEE at least a full years advance notice of LESSOR'S intent to exercise its rights to terminate the Lease at any time prior to the expiration of the Term hereunder.

      7. ENTRY BY SUBLESSOR. SUBLESSEE agrees that SUBLESSOR'S and LESSOR'S representatives shall have the right to enter all parts of the Premises at all reasonable hours to inspect, test, clean, make repairs, alterations and additions to the Premises that SUBLESSOR or LESSOR, as applicable, may deem necessary or desirable or to provide any service which it or LESSOR, as applicable, is obligated to furnish to the Premises.

      8. COMPLIANCE WITH LEASE. Except as set forth herein, SUBLESSEE hereby assumes all obligations of SUBLESSOR, as tenant or lessee under the Lease, with respect to the Premises and agrees to be bound by the terms of the Lease as fully and to the same extent as if SUBLESSEE were tenant or lessee of the Premises under the Lease. SUBLESSOR covenants that it will pay all Rent (as such term is defined in the Lease) due under the Lease to the LESSOR, provided that LESSOR and SUBLESSOR agree that payment of the rent hereunder to SUBLESSOR shall be deemed to be payment of the Rent to LESSOR and the credits to be applied against the rent to be paid by SUBLESSEE on account of Tenant Improvements shall be deemed to be credits of Rent under the Lease.

      9. PERFORMANCE OF LESSOR'S OBLIGATIONS UNDER LEASE. SUBLESSEE hereby acknowledges that it shall look solely to LESSOR for the performance of all the LESSOR'S obligations under the Lease with respect to the Premises. SUBLESSOR agrees that it shall, when necessary and when requested by SUBLESSEE, endeavor to cause LESSOR to perform its obligations under the Lease, but shall not be liable to SUBLESSEE for LESSOR'S failure to do so. SUBLESSEE agrees to notify SUBLESSOR in writing of the need for repairs to the Premises that are the LESSOR'S responsibility pursuant to Paragraph 6 of the Lease.

      10. QUIET ENJOYMENT AND COVENANT OF TITLE. Subject to Section 12 below, SUBLESSOR covenants that it has full right, power and authority to execute this Sublease and to grant the estate demised herein, and that SUBLESSEE, upon payment of the rent herein reserved and performance of the terms, conditions and covenants herein contained with respect to SUBLESSEE, shall peacefully and quietly have, hold, and enjoy the Premises during the full term, and any extension hereof, from the adverse claims by all persons, parties, or entities claiming through or as a result of SUBLESSOR.

      11. INSURANCE: SUBLESSEE will maintain commercial general liability insurance against claims for bodily injury and death, personal injury, and/or property damage that occur in or about the Premises which names SUBLESSOR as an additional insured. Such insurance will provide at least $1,000,000.00 coverage with respect to any one occurrence and will include fire legal liability endorsement. SUBLESSEE will provide proof of such insurance to SUBLESSOR within 30 days after the Effective Date. Such insurance shall be maintained with insurance companies licensed to do business in Tennessee and reasonably acceptable to SUBLESSOR. SUBLESSEE will submit to SUBLESSOR on the policy renewal date each year a Certificate of Insurance to confirm the required coverage. Such Certificate shall include a statement that

SUBLESSOR will be given a 30-day written notice of cancellation or reduction in coverage. Such insurance shall also comply with Paragraph 11 of the Lease. SUBLESSEE will maintain throughout the term of this Sublease statutory worker's compensation insurance including employer's liability for all employees as required by applicable state and federal regulations.

      12. DELIVERY AND RETURN OF PREMISES.

            (a) SUBLESSOR will deliver the Premises to SUBLESSEE in an "as is" condition. SUBLESSEE shall have the right to make alterations to the Premises, subject to Section 4 of this Sublease, all at SUBLESSEE's sole cost and expense.

            (b) At the termination of SUBLESSEE's right to possession hereunder, SUBLESSEE shall surrender possession of the Premises to SUBLESSOR and deliver all keys and security access instruments to the Premises to SUBLESSOR, and shall subject to the provisions of Sections 12(c) and (d) hereunder return to SUBLESSOR the Premises and all equipment and fixtures of SUBLESSOR broom clean, with all rubbish removed, in at least as good condition and state of repair as when SUBLESSEE originally took possession, ordinary wear and tear excepted and loss or damage by fire, or other insured casualty excepted, failing which SUBLESSOR may restore the Premises, equipment and fixtures to such condition and state of repair and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost thereof.

            (c) All installations, additions, fixed partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements temporary or permanent, except movable furniture and equipment belonging to SUBLESSEE, in or upon the Premises, whether placed there by SUBLESSEE or SUBLESSOR, shall be SUBLESSOR's property and shall remain upon the Premises upon expiration of SUBLESSEE's possession hereunder, all without compensation, allowance or credit to SUBLESSEE, except as provided in Sections 4 and 6 hereof. However, if required by SUBLESSOR in writing prior to SUBLESSEE making such improvements, SUBLESSEE, at SUBLESSEE's sole cost and expense, shall promptly remove the installations, additions, partitions, hardware, light fixtures, supplementary heating or air conditioning units, non-trade fixtures and improvements placed in or upon the Premises by SUBLESSEE, and repair any damage to the Premises caused by such removal, failing which SUBLESSOR may remove the same and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost of such removal and of any necessary restoration of the Premises. All fixtures, installations and personal property belonging to SUBLESSEE not removed from the Premises upon termination of this Sublease and not required by SUBLESSOR to have been removed as provided herein shall be conclusively presumed to have been abandoned by SUBLESSEE and title thereto shall pass to SUBLESSOR under this Sublease as by a bill of sale.

            (d) SUBLESSEE shall remove SUBLESSEE's furniture, machinery, equipment, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the expiration of the term of this Sublease, failing which SUBLESSOR may do so and SUBLESSEE shall, upon demand, pay to SUBLESSOR the cost thereof.

      13. INDEMNITY. SUBLESSEE agrees to indemnify, defend, and hold harmless SUBLESSOR from and against any and all liabilities, losses, damages, expenses, demands, suits, judgments or claims, including attorneys fees and other expenses in connection therewith, incurred by SUBLESSOR and in any way related to SUBLESSEE, this Sublease or the Premises. This indemnity provision shall survive the expiration or earlier termination of this Sublease.

      14. DEFAULT; REMEDIES. Any action or omission by the SUBLESSEE that results in a default under the Lease shall be a default under this Sublease. In the event of SUBLESSEE's failure to pay rent according to the terms of this Sublease, or any other default under this Sublease, the SUBLESSOR is entitled to exercise each and every remedy against SUBLESSEE to which it is entitled by law or in equity, including, without limitation, any right or remedy against SUBLESSEE to which the LESSOR is entitled under the Lease.

      15. COLLECTION COSTS; ATTORNEY'S FEES. In the event of any default by SUBLESSEE and should it become necessary for SUBLESSOR to bring an action against SUBLESSEE to enforce this Sublease or to sue for its default, SUBLESSOR shall be entitled to recover all costs of enforcement of suit, including, but not limited to, court costs and reasonable attorney's fees.

      16. BROKERAGE COMMISSIONS. SUBLESSEE warrants that it has had no dealings with any broker or agent in connection with the negotiation and execution of this Sublease, and SUBLESSEE agrees to indemnify SUBLESSOR and LESSOR and hold SUBLESSOR and LESSOR harmless from and against any and all costs, expenses, or liability for commissions or other compensation or charges claimed by or awarded to any broker or agent with respect to this Sublease.

      17. HOLDING OVER. In the event of holding over by SUBLESSEE after the expiration or other termination of this Sublease, SUBLESSEE shall be a tenant at sufferance. No holding over by SUBLESSEE after the expiration of the term of this Sublease shall be construed so as to extend or renew the term of this Sublease.

      18. TERMINATION. SUBLESSEE shall have the right to terminate this Sublease in the event of a casualty to the Premises effective as of the date of such casualty.

      19. BINDING AGREEMENT. This Sublease shall be binding upon and shall inure to the benefit of the SUBLESSOR and SUBLESSEE, and their respective permitted assigns.

      20. ASSIGNMENT. Neither this Sublease nor the rights or obligations of the SUBLESSEE may be assigned, subleased or transferred (by operation of law or otherwise) by SUBLESSEE without the express written consent of SUBLESSOR and LESSOR, provided that SUBLESSEE shall have the right to assign this Sublease to any person or entity which acquires through purchase or otherwise a controlling interest in SUBLESSEE or any entity into which SUBLESSEE shall be merged or consolidated. The parties hereto acknowledge that this Sublease will be assigned by SUBLESSOR to LESSOR immediately following its execution by the parties hereto.

      21. INVALIDITY. If any provision of this Sublease shall be held to be invalid, whether generally or as to specific facts or circumstances, the same shall not affect in any respect whatsoever the validity of the remainder of this Sublease, which shall continue in full force and effect. Any provision held invalid as to any particular facts and circumstances shall remain in full force and effect as to all other facts and circumstances, and any invalid provision, if invalid because it transcends applicable limits of law shall be deemed ipso facto to be reduced to such permitted level or limit.

      22. GOVERNING LAW. This Sublease and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Tennessee, as the same shall exist from time to time.

      23. ENTIRE AGREEMENT; AMENDMENTS. This Sublease embodies the entire agreement of the parties hereto with respect to the subject matter discussed herein. This Sublease may be modified or amended only by the mutual written agreement of the parties hereto.

      24. COUNTERPART SIGNATURE. This Sublease may be executed in one or more counterparts and each of which shall constitute one and the same instrument.

      25. TIME IS OF THE ESSENCE. Time is of the essence of this Sublease.

      26. SMOKING. Smoking is strictly prohibited in all areas within the Van Vleet Building.

      27. APPROVAL: The effectiveness of this Sublease is subject to the written consent of LESSOR approving this Sublease, as evidenced by LESSOR'S execution hereof.

      28. NOTICES: All notices required under this Sublease shall be sent to the following addresses:

      To the SUBLESSOR:                       To the SUBLESSEE:

      Tristar Enterprises, Inc.               GTx, Inc.
      920 Madison Ave., Suite 515             3 North Dunlap
      Memphis, TN 38163                       Memphis, TN 38163

      IN WITNESS WHEREOF, the SUBLESSEE and the SUBLESSOR have executed this Sublease in duplicate on the date written below.

GTx, INC. (SUBLESSEE)                    TRISTAR ENTERPRISES, INC.
                                         (SUBLESSOR)

By: /s/ Henry P. Doggrell                By: /s/ Robert L. Palmer
    ---------------------------------        -----------------------------
Name: Henry P. Doggrell                  Name: Robert L. Palmer
Title: Vice President/General Counsel    Title: Pres/CEO
Date: 03-31-05                           Date: 4/14/05

THE UNIVERSITY OF TENNESSEE
(LESSOR)

By: /s/ William F. Owen Jr.
    ---------------------------------
Name: William F. Owen, Jr.
Title: Chancellor Vice President
Date: 5-19-05

STATE OF TENNESSEE
COUNTY OF SHELBY

      Personally appeared before me, the undersigned, Notary Public for the Shelby County, William Rice Vice President of The University of Tennessee, with I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged that he/she is the Vice President of The University of Tennessee and that he/she as Vice President, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of The University of Tennessee by himself/herself as Vice President.

      Witness my hand and seal, at office in, this 31st day of March, 2005

                                                /s/ Dianne Asher
                                                --------------------------
                                                Notary Public.

My Commission Expires: 11/06/05

STATE OF TENNESSEE
COUNTY OF SHELBY

Before me, the undersigned Notary Public of the State and County mentioned, personally appeared Robert L. Palmer, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be President/CEO of TriStar Enterprises, Inc., the within named Lessee, a corporation, and that he as such President/CEO executed the foregoing Lease for the purposes contained therein, by signing the name of the corporation by himself herself as President/CEO.

      Witness my hand and seal, at office in, this 14th day of April, 2005.

                                                /s/ Dianne Asher
                                                --------------------------
                                                Notary Public

My Commission Expires: 11/06/05

                              AMENDMENT I TO LEASE

      Amendment I made this 1st day of April, 2005 by and between THE UNIVERSITY OF TENNESSEE, with offices at 301 Andy Holt Tower, Knoxville, Tennessee 37996 (hereinafter called "Lessor") and TRISTAR ENTERPRISES, INC. with offices at 3 North Dunlap, Memphis, Tennessee 38163 (hereinafter called "Lessee").

                                   WITNESSETH:

WHEREAS, the Lessor and Lessee entered into that certain Lease dated March 7,
2001

IS HERBY MODIFIED, EFFECTIVE APRIL 1, 2005, AS FOLLOWS:

      1.    Section 1: deleted in its entirety and replaced with the following:

            DESCRIPTION: The Lessor hereby leases unto Lessee those premises with the appurtenances thereto appertaining situated in the State of Tennessee, County of Shelby, City of Memphis, located at 3 N. Dunlap Street.

            Premises is defined as the Van Vleet Building containing approximately 81,150 square feet, not including first floor rooms S0106, S0104, S0108, S0112, S0119, S0133, S0134, S0135, S0118, and
            S0110 in the "Old Van Vleet Building" occupied by UT Radiation Safety containing approximately 1,802 square feet. Plans for the building are located in the Office of Facilities at The University of Tennessee Health Science Center in Memphis, Tennessee and are incorporated by reference as if fully set out herein.

      2.    Section 2: deleted in its entirety and replaced with the following:

            TERM: The term of this lease shall commence on April 1, 2005, (Commencement Date) and shall end on December 31, 2010, with such rights of termination and/or extension as may be hereinafter expressly set forth. Should the Lessee occupy the premises beyond the term of this Lease such occupancy shall in no event be year-to-year but at the will of the Lessor.

      3.    Section 3: deleted in its entirety and replaced with the following:

            RENT: The Lessee shall pay monthly rent prorated on ninety-eight percent (98%) of the Lessor's actual costs of operation for the Van Vleet building. The beginning annual rent is initially described in Exhibit A and shall be paid equal to one-twelfth (1/12) of the proportionate actual cost of operation on an annualized basis. Such rent shall be payable on the Commencement Date and the first day of each month thereafter during the term of this Lease without demand or offset, except as stated herein. The rental amount will be adjusted every fiscal year of Lessor ended June 30, starting June 30, 2005, in accordance with this Section 2 to reflect a rent equal to ninety-eight percent (98%) of Lessor's actual cost of the operation of the Premises. Within fifteen (15) days after June 30, 2005 and each fiscal year thereafter, Lessor shall submit to Lessee a statement of actual costs of operation for such year. If the actual costs of operation exceed the rent paid for such period, the Lessee shall remit such difference to Lessor within fifteen (15) days after receipt of the statement. If the rent paid exceeds the actual costs of operation, the rental credit shall be carried forward to the next period. Any remaining rental credits outstanding at the termination of this lease shall be forfeited to the

            Lessor. Additionally, after the receipt of the statement, Lessor shall adjust the rental amount to be paid each subsequent month such that the monthly payment is equal to one-twelfth (1/12) of the actual cost of operation on an annualized basis. "Actual costs of operation" shall mean all the costs and expenses paid or incurred by or on behalf of Lessor in owning, maintaining, managing, operating and repairing the Premises and the building in which the Premises are located, including, but limited to, the cost of capital improvements to the building, depreciation charges, custodial services, utilities, elevator maintenance, pest control services, steam boiler inspection, hot water boiler inspection, chiller maintenance, trash disposal, lighting and other building maintenance and repair costs.

      3(a). CREDIT FOR TENANT IMPROVEMENTS: Lessee will be granted credit against monthly installments of rent for Tenant Improvements (hereinafter defined) made to the Premises by Lessee, or any Sublessee, upon compliance with this Section 3(a). Tenant Improvements shall mean reconfigurations of and other improvements to office and laboratory spaces within the Premises that are permanent in nature and which will remain in the Premises upon termination of the Lease, or any Sublease, and vacation of the Premises by Lessee, or any Sublessee.

            Lessee, or any Sublessee, shall submit construction documents, plans and specifications, including expense estimates, covering all phases of the proposed Tenant Improvements to Lessor for approval prior to the commencement of any Tenant Improvements in the Premises.

            All credit for Tenant Improvements will be dollar for dollar and will be distributed over a twelve-month period starting with the submission of a statement of completed work to Lessor; provided, however, that credit shall not be granted for those expenses which exceed the estimate provided to Lessor unless consented to by Lessor. Total credit for Tenant Improvements shall not exceed $500,000.00.

      4.    Section 5: deleted in its entirety and replaced with the following:

            ASSIGNMENT AND SUBLETTING: The Lessee shall neither assign this Lease nor sublet the premises in whole or part without the written consent of the Lessor. Further, the Lessee shall not permit the use or occupation of said premises by anyone other than Lessee without the written consent of the Lessor. For the purpose of this Section 5, the Executive Vice President of Lessor, or his or her designee, shall be the official authorized to provide the required written consent.

      5.    Section 12: deleted in its entirety and replaced with the following:

            TERMINATION/EXTENSION: Notwithstanding any other provision to the contrary in the event that the Lessee becomes insolvent or bankruptcy proceedings are filed against or by the Lessee, his heirs or assigns in any court whatsoever, or if for any reason the Lessee should cease to exist as a legal entity, it shall give the rights to Lessor or its assigns, at their option, to immediately declare this contract null and void and at once resume possession of the property. No receiver, trustee or other judicial officer shall have any right, title or interest in or to the above described property by virtue of this contract.

            Further, if the Lessee shall fail or neglect to make any payment of rent when due, vacate the premises without notice to the Lessor or shall violate any of the provisions of this Lease, the Lessor, without any other demand or notice, may at Lessor's option, immediately terminate this Lease and if necessary require the Lessee to vacate the leased premises.

            In lieu of any termination right mentioned herein or in conjunction therewith, Lessor may pursue any other lawful right or remedy incident to the relationship created by this Lease. Should the Lessor at any time seek to rightfully recover possession of the premises and be obstructed or resisted therein, and any litigation thereon ensue, the Lessee shall be bound to pay the Lessor reasonable attorney's fees and all court costs.

            It is agreed that either party shall have the right and privilege to terminate the agreement by giving a written notice to the other party at least 90 days prior to the specified termination date.

            This lease may be extended by both parties agreeing to the terms and conditions of such extension in writing and signed by all parties and with the approval of the State Building Commission.

      6.    Section 14 (b): deleted in its entirety.

      7.    Section 15: deleted in its entirety and replaced with the following:

            BONDS AND INSURANCE:

            Each contractor hired for construction work exceeding $100,000 in cost on the Premises shall comply with the following requirements:

            a. Contractor shall furnish a payment bond and a performance bond in the amount of the cost to complete the work issued by a bonding company acceptable both to Lessee and the Lessor licensed in Tennessee wherein Lessee and the Lessor are named as co-obligees.

            b.    Contractor shall purchase and maintain insurance as follows:

                  1) Coverages for the following categories shall not be less than stated:

                        a)    Worker's Compensation:
                              Applicable Federal and State        Statutory
                              Employer's Liability                $500,000.00

                        b) Comprehensive General Liability, including Products and Completed Operations Broad form Property Damage Liability, Contractual, Personal Injury and XCU Coverage (if applicable)

                              (a) Bodily Injury Limits of:       $1,000,000.00
                                  Annual Aggregate of:           $2,000,000.00

                              (b) Property Damage Limits of:     $1,000,000.00
                                  Annual Aggregate of:           $2,000,000.00

                              OR Combined Single Limits equal to:$2,000,000.00
                                                                 $4,000,000.00

                        c) Automobile Liability to include Owned, Non-owned, and Hired;

                              Bodily Injury and Property Damage
                              Combined Single Limit              $500,000.00

                  2) Such insurance shall be in a company or companies authorized to do business in the State of Tennessee. A Certificate of Insurance evidencing the coverages required above shall name both Lessee and the Lessor as additional insureds on the face of the Certificate and shall include the provision that Lessee and the Lessor shall be notified of any changes, deletions, or cancellation of coverage(s) at least thirty (30) days prior to such action.

Said Lease, as modified herein, is hereby ratified and confirmed and shall remain in full force and effect throughout the term of said Lease.

The provisions of this Amendment I shall be binding and insure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

LESSEE:                                    LESSOR:

BY: /s/ Robert L. Palmer                   BY: /s/ William R. Rice
    ------------------------------             ---------------------------------
    TRISTAR ENTERPRISES, INC.                  THE UNIVERSITY OF TENNESSEE

ITS: PRES/CEO                              BY:
                                               ---------------------------------
                                               Commissioner, Finance & Adm.

                                           BY:
                                               ---------------------------------
                                               Attorney General (Approved as to
                                               Form and Legality)

                                    EXHIBIT A

Cost Projections for
Van Vleet Rent
11/18/04

Utilities                                $ 247,620.00
Debt Service                             $ 387,500.00
Security                                 $  40,000.00
Insurance                                $   2,888.00
Maintenance/Operations                   $ 150,490.00
Grounds                                  $   9,000.00

Total Annual                             $ 837,498.00

Total Monthly                            $  69,791.50

For example, the beginning fiscal period annualized actual cost of operation is $837,498.00 multiplied by ninety-eight percent (98%) and divided by twelve (12) equals the beginning monthly rent payment for the period ($837,498.00 X .98 / 12 = $68,395.67 monthly rent payment for the period).

Prepared By:                                    Lessee:

University of Tennessee                         Tristar Enterprises, Inc.
Office of Real Estate Management                3 N. Dunlap Street
The Middlebrook Building                        Memphis, TN 38163
5723 Middlebrook Pike
Knoxville, TN 37996

                                      LEASE

      THIS LEASE, made and entered into this 7th day of MARCH, 2001, and effective as of October 1, 2000, by and between THE UNIVERSITY OF TENNESSEE, hereinafter called the Lessor, and TRISTAR ENTERPRISES, INC., hereinafter called the Lessee.

                                   WITNESSETH:

The parties hereto, for the considerations hereinafter mentioned, covenant and agree as follows:

      1. DESCRIPTION: The Lessor hereby leases unto Lessee those premises with the appurtenances thereto situated in the State of Tennessee, County of Shelby, City of Memphis, in the Van Vleet Building at 3 N. Dunlap Street. The premises above are more particularly described as follows:

      Approximately 2,050 rentable square feet of Office Space located on the second floor and identified on attached Addendum Number One as C202, C206, C207, C208, C212, C216, C219, C223, C224, C226 and C228. Approximately 4,818 rentable square feet of Laboratory Space located on the third floor and identified on attached Addendum Number Two as N321, N324, N324A, N325, N326, N326A, N328, N328A, N329, N330, N333, N333A, N334, N334A, N334B. Plans for the building are located in the Office of Facilities at The University of Tennessee Health Science Center in Memphis, Tennessee and are incorporated by reference as if fully set out herein.

Being part of the same property described in the last recorded instrument conveyed to Lessor in Plat Book No. 1, Page 69, recorded in the Register's Office, Shelby County, Tennessee. (Reference instrument No. 6005-287 - no other recorded deeds were located).

      2.TERM: The term of this lease shall commence on October 1, 2000, and shall end on September 30, 2005, with such rights of termination and/or extension as may be hereinafter expressly set forth. Should the Lessee occupy the premises beyond the term of this Lease such occupancy shall in no event be year-to-year but at the will of the Lessor.

      3.RENT: The Lessee shall pay annual rent of $94,820 ($11.00 per rentable square foot of Office Space and $15.00 per rentable square foot of Laboratory space), payable in installments of $7,901.67 per month. The rental cost may subsequently be adjusted each July 1 and shall be based on the percentage difference between the two most recent annual State and Local Index values listed in TABLE 3.8B-Real Government consumption Expenditures by Type and Real Gross Investment by Type (formerly entitled Government Purchases by Type in Constant Dollars) contained in the applicable July issue of the Department of Commerce's Survey of Current Business. For example, if this adjustment factor had been put into effect prior to July 1, 1996, a 2.3% increase in the prior rate would be permissible for the period of July 1, 1996-June 30, 1997 (the July 1996 issue of the Department OF Commerce's Survey of Current Business lists the 1995 State and Local Index value as 788.6 and the 1994 value as 770.5 (788.6/770.5 = 1.023)).

Tristar Enterprises, Inc.
Page 2 of 5

      4. PURPOSE: The premises hereby leased shall only be used for education, research, or public service activities. Lessee shall not permit or suffer any act or event to occur upon the premises which is extra hazardous on the account of fire or explosion.

      Further Lessee covenants to comply with all City laws and ordinances and State and federal laws in regard to nuisances, insofar as the premises are concerned and to make no unlawful or offensive use of the premises.

      5. ASSIGNMENT AND SUBLETTING: The Lessee shall neither assign this Lease nor sublet the premises in whole or part without the written consent of the Lessor. Further, the Lessee shall not permit the use or occupation of said premises by anyone other than Lessee without the written consent of the Lessor.

      6. REPAIR/MAINTENANCE: The Lessee accepts the premises in its present physical condition. During the lease term, the Lessor shall maintain the leased premises and appurtenances which he provides in good repair and tenantable condition, including, but not limited to, the maintenance and repair of the elevators, plumbing, heating, electrical, air conditioning and ventilating equipment and fixtures to the end that all such facilities are kept in good operative condition except in case of damage arising solely from a willful or negligent act of the Lessee's agent, invitee, or employee.

      The Lessee shall take good care of the premises hereby leased and the appurtenances thereof and neither commit nor permit any waste. At the end or other expiration of the term of this Lease, the Lessee shall deliver up said premises in as good order or condition as they were at the beginning of this Lease, ordinary wear and tear thereof and damage by earthquake, the elements, act of God, or fire over which the Lessee has no control excepted.

      7.ALTERATIONS: The Lessee shall not make any alterations, additions or improvements in the premises without first obtaining written consent from the Lessor. All alterations, additions or improvements made by the Lessee shall inure to the benefit and be the property of the Lessor upon the termination and end of this lease unless hereinafter specified to the contrary or otherwise agreed to in writing and signed by both parties.

      8.UTILITIES: The costs associated with utilities and janitorial services will be included as part of the rent as set forth in paragraph 3.

      9.INSPECTION: The Lessor shall have the right, upon notice to the Lessee, to enter the leased premises at reasonable times in order to inspect, render services or make necessary repairs to the premises.

      10. FIRE AND CASUALTY: If the premises be destroyed by fire or other casualty, this Lease shall immediately terminate. In the case of partial destruction or damage so as to render the premises untenantable4, either party may terminate the Lease by giving written notice to the other within fourteen
(14) days thereafter.

      11. LIABILITY: Lessor shall not be liable for any property or valuables destroyed, damaged, lost, stolen, taken or missing from the Premises, the Lessee agreeing to sufficiently protect, secure, insure, and safeguard any and all property maintained or stored upon the Premises. Any property placed on or within the Premises is maintained strictly at Lessee's own risk. The Lessor agrees to provide tire and casualty insurance or self insurance in amounts sufficient to protect its own interest in the Building only.

      Lessee, its successors and assigns, shall indemnify and hold harmless Lessor and the State of Tennessee from any and all claims, costs, damages, and judgments of whatsoever nature, including without limitation costs and expenses incurred by Lessor or the State in the defense of any action, arising out of the activities of Lessee on the premises pursuant to this Lease and to assume all responsibility and liability therefor.

Tristar Enterprises, Inc.
Page 3 of 5

      The Lessee, its successors and approved assigns, agrees to maintain adequate public liability insurance and will provide satisfactory evidence of such insurance to the State. Further, the liability limits of this insurance must not be less than the exposure and limits of the State's liability under the Claims Commission Statute, T.C.A. Section 9-8-307, as it may be from time to time amended and/or construed by the claims commission and courts. This statute currently limits liability of the State to $300,000 per claimant, $1,000,000 per occurrence. The insurance policy shall include a provision for the insurance company to notify the State in writing of any cancellation or changes of the policy at least 30 days in advance of the cancellation or change.

      12. TERMINATION/EXTENSION: Notwithstanding any other provision to the contrary in the event that the Lessee becomes insolvent or bankruptcy proceedings are filed against or by the Lessee, his heirs or assigns in any court whatsoever, it shall give the rights to Lessor or its assigns, at their option, to immediately declare this contract null and void and at once resume possession of the property. No receiver, trustee or other judicial officer shall have any right, title or interest in or to the above described property by virtue of this contract.

      Further, if the Lessee shall fail or neglect to make any payment of rent when due, vacate the premises without notice to the Lessor or shall violate any of the provisions of this Lease, the Lessor, without any other demand or notice, may at Lessor's option, immediately terminate this Lease and if necessary require the Lessee to vacate the leased premises.

      In lieu of any termination right mentioned herein or in conjunction therewith, Lessor may pursue any other lawful right or remedy incident to the relationship created by this Lease. Should the Lessor at any time seek to rightfully recover possession of the premises and be obstructed or resisted therein, and any litigation thereon ensue, the Lessee shall be bound to pay the Lessor reasonable attorney's fees and all court costs.

      It is agreed that either party shall have the right and privilege to terminate the agreement by giving a written notice to the other party at least 90 days prior to the specified termination date.

      This lease may be extended by both parties agreeing to the terms and conditions of such extension in writing and signed by all parties subject to the approval of the State Building Commission.

      13. NOTICES: All notices herein provided to be given, or which may be given, by either delivered in person or by certified mail as follows:

      TO THE LESSOR:                         TO THE LESSEE:

      OFFICE OF REAL ESTATE MANAGEMENT       TRISTAR ENTERPRISES, INC.
      THE UNIVERSITY OF TENNESSEE            3 N. DUNLAP STREET
      432 COMMUNICATIONS BUILDING            MEMPHIS, TN 38163
      KNOXVILLE, TN 37996-0342

      14. SPECIAL PROVISIONS: Prior to the execution of this lease the following special provisions, if any, were agreed upon:

      a. This agreement constitutes the entire agreement concerning the lease of this property. Any previous written in oral agreements between the Lessee and the previous owners of the property are entirely superseded.

      b. Additional space in the amount of approximately 1,014 rentable square feet on the first floor and 976 rentable square feet on the third floor will be required at a later date. This lease will be amended at that time to include this additional space at the then-current rental rate.

      c. This Lease may not be amended, modified or in any way changed except by written agreement signed by both parties.

Tristar Enterprises, Inc.
Page 4 of 5

      d. This Lease is not binding upon the Lessor until the fully executed document is delivered to the Lessee.

      15. CERTIFICATION: The Lessee hereby certifies that Lessee is neither now nor within the past six (6) months has been an official or employee of The University of Tennessee or any other agency or institution of the State of Tennessee and that no official or employee of The University of Tennessee or no official or employee of the University or one of those agencies has any personal interest in the leased premises.

      IN WITNESS WHEREOF, this lease has been executed by the parties hereto on the day and year first above written.

LESSOR                                      LESSEE

THE UNIVERSITY OF TENNESSEE                 TRISTAR ENTERPRISES, INC.

BY: /s/ Emerson H. Fly                      BY: /s/ Robert E. Scott
    -------------------------------             --------------------------------
    VICE PRESIDENT                          ITS: PRESIDENT & CEO

STATE OF TENNESSEE

BY: /s/ Warren Neel
    -------------------------------
     C. Warren Neel, PhD, Commissioner
     Finance and Administration

APPROVED:

BY: /s/ Paul G. Summers
    -------------------------------
    Paul G. Summers
    Attorney General

BY: /s/ Don Sundquist
    -------------------------------
    Don Sundquist
    Governor

Tristar Enterprises, Inc.
Page 5 of 5

                          AUTHENTICATION FORM FOR LEASE

                                     BETWEEN

                             THE STATE OF TENNESSEE

                                       AND

                            TRISTAR ENTERPRISES, INC.

STATE OF TENNESSEE
COUNTY OF KNOX

Personally appeared before me, the undersigned Notary Public for Knox County, Emerson H. Fly, Vice-President of the University of Tennessee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged that he/she is the Vice-President of the University of Tennessee and that he/she as Vice-President, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the State by himself as Vice-President.

        Witness my hand and seal at office, this 25th day of July 2001.

                                                    SOPHIE DIANE MARTIN HOPKINS.
                                                                 Notary Public

                       [SEAL]                           My Commission Expires:
                                                                6-26-02

STATE OF TENNESSEE
COUNTY OF DAVIDSON

Personally appeared before me, the undersigned, Notary Public for Davidson County, C Warren Neel, PhD, with whom I am personally acquainted and who, upon oath, acknowledged that he is the Commissioner of Finance and Administration and that he as Commissioner, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the State of Tennessee, by himself as Commissioner.

               Witness my hand and seal at office, this 27th day of August 2001.

                                                              MARGARET TOLLESAN
                                                                   Notary Public

                                                          My Commission Expires:
                                                                   Nov. 29, 2003

ADDENDUM NUMBER ONF TO A LEASE
BETWEEN THE STATE OF TENNESSEE
AND TRISTAR ENTERPRISES, INC.,
FOR 6,868 RENTABLE SQUARE FEET
AT 3 N. DUNLAP STREET, MEMPHIS, TN

          [VAN VLEET MEMORIAL CANCER CENTER - 2113 SECOND FLOOR PLAN]

ADDENDUM NUMBER TWO TO A LEASE
BETWEEN THE STATE OF TENNESSEE
AND TRISTAR ENTERPRISES, INC.,
FOR 6,868 RENTABLE SQUARE FEET
AT 3 N. DUNLAP STREET, MEMPHIS, TN

           [VAN VLEET MEMORIAL CANCER CENTER - 2113 THIRD FLOOR PLAN]